                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 19, 1997
                              ---------------------
                                (Date of Report)


                          Western Wireless Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Washington                       0-28160               91-1638901
   -----------------------            ------------------    ------------------
(State or other jurisdiction of      (Commission File No.)    (IRS Employer
      incorporation)                                         Identification No.)


               2001 NW Sammamish Road, Issaquah, Washington 98027
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (425) 313-5200
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On June 19, 1997, Western Wireless Corporation issued the following press release:

FCC Releases Order Affecting Processing of Radio Applications

         ISSAQUAH, Wash. (June 19, 1997) - The Federal Communications Commission ("FCC") in the Matter of Mobilemedia Corporation et. al ("Mobilemedia") released an order ("Order") on June 6, 1997 granting a 10-month stay of a Hearing Designation Order ("HDO") that the FCC had adopted concerning Mobilemedia's qualifications as a licensee. Pursuant to the Order, the Wireless Telecommunications Bureau of the FCC (the "Bureau") was to produce a list of former and current officers, directors and senior managers of Mobilemedia that were potentially subject to the HDO. The Order stated that radio applications in which a listed individual has an attributable interest shall not be granted without resolution of the HDO matters or in the context of another specific application. The Order further provided that if the Bureau recommends any radio application in which a listed individual holds an attributable interest to be granted, it shall refer the matter to the FCC Commissioners for disposition.

         It is anticipated that the list produced by the Bureau will contain the names of two of Western Wireless Corporation's directors, John L. Bunce, Jr. and Mitchell R. Cohen, both general partners of the investment firm of Hellman & Friedman. Messrs. Bunce and Cohen are current members of the Board of Directors of Mobilemedia as a result of Hellman & Friedman's equity investment in that Company. Investment partnerships controlled by Hellman & Friedman own approximately 36 percent of the outstanding shares of Western Wireless Corporation. Hellman & Friedman could be deemed to have attributable interests in Western Wireless Corporation, and accordingly, the processing of Western Wireless' applications before the FCC could, under the Order, take materially longer than ordinary to process.

         Management of Western Wireless is currently in discussions with the FCC, as well as its affected Board members and shareholders, to develop procedures to facilitate the processing of Western Wireless' radio applications before the FCC. Western Wireless is confident that a satisfactory resolution to the potential processing delays can be achieved.

         Based in Issaquah, Wash., Western Wireless is a leading provider of wireless communication services in the western United States. It currently offers cellular service marketed under the CellularOne(r) name in fifteen western states and provides PCS services marketed under the VoiceStream(r) name in six U.S. metropolitan markets. Western Wireless recently purchased PCS licenses for 100 new markets through the FCC's D and E block auctions, and an additional seven markets in the F block auction through its partnership with Cook Inlet PCS. As a result, Western Wireless' combined cellular and PCS licenses, along with its investment in Cook Inlet PCS cover 59 percent of the land in the continental United States.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WESTERN WIRELESS CORPORATION



Date     June 19, 1997                /s/ Alan R. Bender
    ------------------------          -----------------------------------
                                      Alan R. Bender, Senior Vice President